THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND WAIVER

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of August 12, 2019, is entered into by and between ENSERVCO CORPORATION, a Delaware corporation, DILLCO FLUID SERVICE, INC., a Kansas corporation, HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, HEAT WAVES WATER MANAGEMENT LLC, a Colorado limited liability company, and ADLER HOT OIL SERVICE, LLC, a Delaware limited liability company (collectively, “Borrowers”), on the one hand, and EAST WEST BANK, a California banking corporation (“Lender”), on the other hand, with reference to the following facts:

RECITALS

A.     Borrowers and Lender previously entered into that certain Loan and Security Agreement, dated as of August 12, 2017, as amended by the First Amendment to Loan and Security Agreement dated as of November 20, 2017 and the Second Amendment to Loan and Security Agreement dated as of October 26, 2018 (collectively, the “Loan Agreement”), pursuant to which Lender provides certain loans and other credit accommodations to Borrowers.

B.     An Event of Default occurred under Section 8.1 of the Loan Agreement as a result of Borrowers’ breach of Section 2.1(b)(i) of the Loan Agreement by failing to repay immediately upon Lender’s election and demand the Overadvance in the approximate amount of $753,491 that occurred on July 1, 2019 and continued through July 3, 2019. (Such Event of Default hereinafter is referred to as the “Existing Event of Default.”)

C.     Borrowers have requested that Lender waive the Existing Event of Default, which Lender is willing to do subject to the terms and conditions set forth below.

D.     Borrowers and Lender also wish to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.     Defined Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Loan Agreement.

2.     Waiver of Existing Event of Default. Lender hereby waives the Existing Event of Default. This limited waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Loan Agreement, the obligations of Borrowers to Lender thereunder or under any other Loan Document, or to constitute a waiver or release of Lender of any right, remedy or Event of Default under the Loan Agreement or any other Loan Document, except to the extent specifically set forth herein. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of Lender with respect to any other non-compliance by Borrowers with the Loan Agreement or any other Loan Document, whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

3.     Amendment of Interest Rates Provision. Section 2.2(a) of the Loan Agreement is hereby amended and restated to read in full as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):

     “(a)     Interest Rates.     Except as set forth in Section 2.2(b), each Revolving Advance shall bear interest, on the outstanding daily balance thereof, at Borrowers’ option, either (A) if such Revolving Advance is a Prime Rate Loan, at a variable rate per annum equal to, as applicable, (i) if Average Availability for the immediately preceding month is equal to or greater than $2,000,000, 1.75% above the Prime Rate or (ii) if Average Availability for the immediately preceding month is less than $2,000,000, 2.00% above the Prime Rate or (B) if such Revolving Advance is a LIBOR Loan, at a fixed rate per annum equal to, as applicable, (i) if Average Availability for the immediately preceding month is equal to or greater than $2,000,000, 3.50% above the LIBOR-Based Rate for the Interest Period applicable to such Revolving Advance or (ii) if Average Availability for the immediately preceding month is less than $2,000,000, 3.75% above the LIBOR-Based Rate for the Interest Period applicable to such Revolving Advance.”

4.     Reduction of Capital Expenditures Covenant. Section 7.12 of the Loan Agreement is hereby amended and restated to read in full as follows (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type):

     “7.12     Capital Expenditure Limitations. Borrowers shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all Capital Expenditures made by Borrowers, collectively, in any Fiscal Year would exceed $3,000,000 $1,500,000. For any Fiscal Year, in addition to making Capital Expenditures in an aggregate amount of up to $3,000,000 $1,500,000 for such Fiscal Year, Borrowers may carry over to, and use in, such Fiscal Year any unused permitted Capital Expenditures allocation from the immediately preceding Fiscal Year.

5.     Addition of Definition of Average Excess Availability. Exhibit A to the Loan Agreement is hereby amended and supplemented by adding therein a definition of “Average Excess Availability” as follows:

“Average Availability” means, for any month of determination thereof, average daily Availability for such month.

6.     Amendment to Compliance Certificate. Exhibit E to the Loan Agreement is hereby amended and restated in its entirety to read in full as set forth on Exhibit E to this Amendment (deleted text is indicated by strikethrough formatting; added text is indicated in bold, italicized and underscored type).

7.     Restriction on Cash Payments of Subordinated Debt. Notwithstanding anything to the contrary set forth in: (a) the Subordination Agreement dated as of August 10, 2017 between Lender and Cross River Partners, L.P. (“Subordinate Creditor”); (b) the definition of “Payment Conditions” set forth in the Loan Agreement; or (c) any other provision of the Loan Agreement or any other Loan Document, Borrower shall not make, and by its acknowledgment signature below Subordinate Creditor agrees not to accept, demand or receive, any cash payments of interest or principal on the Subordinated Debt owed by Borrower to Subordinate Creditor unless and until Borrower obtains an additional term loan in an original principal amount of at least $7,000,000 (the “Additional Term Loan”) and uses all of the net proceeds of the Additional Term Loan to make a pay down of the principal balance of the Revolving Advances and a concurrent permanent reduction of the Revolving Line. For the avoidance of doubt, nothing in this Section 7 shall prevent Borrower from making or Subordinate Creditor from accepting and retaining payments of interest in kind on Borrower’s Subordinated Debt to Subordinate Creditor prior to Borrower’s obtaining the Additional Term Loan.

8.     Amendment and Waiver Fee. In consideration of Lender’s agreement to enter into this Amendment and to provide Borrowers the accommodations contemplated hereunder, Borrowers shall pay to Lender, on the date hereof, a one-time fee in the amount of $25,000 (the “Amendment Fee”). Each Borrower acknowledges and agrees that the Amendment Fee shall be fully earned and non-refundable when due and that Lender may effect payment of the Amendment Fee by charging the full amount thereof to any deposit account maintained by any Borrower with Lender.

9.     Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)     Lender shall have received this Amendment, duly executed by each Borrower and, for the purpose of Section 7 only, Subordinate Creditor;

(b)     Lender shall have received the Amendment Fee; and

(c)     Lender shall have received such other documents and completion of such other matters as Lender may reasonably deem necessary or appropriate.

10.     Miscellaneous.

(a)     Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other Loan Document shall survive the execution and delivery of this Amendment.

(b)     References to the Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

(c)     Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect, and each Borrower hereby ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that, after giving effect to this Amendment, no default or Event of Default shall have occurred and be continuing.

(d)     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

(f)     Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. If any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

(g)     Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(h)     Expenses of Lender. Borrowers jointly and severally agree to pay on demand all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel.

(i)     NO ORAL AGREEMENTS. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH REGARD TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of page intentionally left blank. Signature page(s) follow(s).]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By:     /s/ Ian Dickinson
Name:      Ian Dickinson
Title:      President and Chief Executive Officer

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By:     /s/ Ian Dickinson
Name:      Ian Dickinson
Title:      President and Chief Executive Officer

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By:     /s/ Ian Dickinson
Name:      Ian Dickinson
Title:      Manager and President

HEAT WAVES WATER MANAGEMENT, LLC,
a Colorado limited liability company

By:     /s/ Ian Dickinson
Name:      Ian Dickinson
Title:      Manager and President

ADLER HOT OIL SERVICE, LLC,

a Delaware limited liability company

By      /s/ Ian Dickinson
Name:     Ian Dickinson
Title:     Manager and President

FOR THE PURPOSE OF SECTION 7 ONLY:

CROSS RIVER PARTNERS, L.P.,
a Delaware limited partnership

By:     Cross River Management, LLC
Its:     General Partner

     By: ______/s/ Richard Murphy_____________
          Richard A. Murphy
          Managing Member

LENDER:

EAST WEST BANK,

a California banking corporation

By:     /s/ Nima Michael Rassouli
Name:     Nima Michael Rassouli
Title:     Vice President

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:	East West Bank
Date:	August 12, 2019
Subject:	Enservco Corporation, Dillco Fluid Service, Inc., Heat Waves Hot Oil Services LLC, Heat Waves Water Management LLC and Adler Hot Oil Service, LLC

Financial Statements

In accordance with our Loan and Security Agreement dated as of August 12, 2017, as amended, modified, extended, renewed, supplemented or restated (the “Loan Agreement”), attached are the financial statements of Enservco Corporation and its Subsidiaries on a consolidated basis as of and for the month ended ____________ ____, 20__ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 6.2 of the Loan Agreement. All terms used in this certificate have the respective meanings given to such terms in the Loan Agreement.

Administrative Borrower certifies that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Loan Parties as of the date thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment.

Defaults. (Check one):

Administrative Borrower further certifies that:

☐

Except as previously reported in writing to Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto..

☐

There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto.

Representations and Warranties:

Administrative Borrower further certifies that each of the representations and warranties made by Borrowers, any other Loan Party and/or any Owner of any Borrower in the Loan Agreement and/or in any other Loan Document are true, correct and complete in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties in Section 5.16 of the Loan Agreement shall be deemed to refer to the financial statements of Enservco Corporation and its Subsidiaries on a consolidated basis delivered to the Lender with this Compliance Certificate); provided, that any representations or warranties qualified by reference to materiality, Material Adverse Effect or any similar language are true, correct and complete in all respects.

Financial Covenants. Administrative Borrower further certifies as follows:

1.     Minimum Liquidity. Pursuant to Section 6.7(a) of the Loan Agreement, as of the Reporting Date, if a Liquidity Testing Trigger Period was then in effect, Liquidity was $______________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $1,500,000 at all times during a Liquidity Testing Trigger Period.

2.     Minimum Fixed Charge Coverage Ratio. Pursuant to Section 6.7(b) of the Loan Agreement, as of the Reporting Date, the Fixed Charge Coverage Ratio was _____ to 1.00 which ☐ satisfies ☐ does not satisfy the requirement that such ratio be no less than 1.10 to 1.00 on the Reporting Date.1

3.     Capital Expenditures. Pursuant to Section 7.12 of the Loan Agreement, for the year-to-date period ending on the Reporting Date, the Loan Parties have expended or contracted to expend during the Fiscal Year ended _______________, 20___, for Capital Expenditures, $_________________ in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $3,000,000 $1,500,000 in the aggregate during such Fiscal Year, plus, in the case of Fiscal Year 2018 or any subsequent Fiscal Year, the amount of any unused permitted Capital Expenditures for the immediately preceding Fiscal Year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

Additional Intellectual Property. Administrative Borrower further certifies that since the date of the last Compliance Certificate delivered by Administrative Borrower to Lender, Borrowers have filed applications for or have registered the following additional Copyrights, Patents and/or Trademarks:

     ☐     None

     ☐     As indicated below:

Copyrights

Description          Registration/Application No.          Registration/Application Date

Patents

Description          Registration/Application No.          Registration/Application Date

 Trademarks

Description          Registration/Application No.          Registration/Application Date

ENSERVCO CORPORATION,
a Delaware corporation,
as Administrative Borrower

By:
Name:
Title:

1 ending October 31, 2017 and November 30, 2017.